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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): December 21, 1999



                        OIS OPTICAL IMAGING SYSTEMS, INC.
                 (Exact name of issuer as specified in charter)



          DELAWARE                      0-16343                   38-2544320
(State or Other Jurisdiction          (Commission              (I.R.S. Employer
     of Incorporation or                  file                  Identification
        Organization)                   number)                     Number)



                              47050 FIVE MILE ROAD
                           NORTHVILLE, MICHIGAN 48167
                    (Address of principal executive offices)


                                 (734) 454-5560
              (Registrant's telephone number, including area code)




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ITEM 2 - DISPOSITION OF ASSETS.

              On December 21, 1999, OIS Optical Imaging Systems, Inc., a Delaware corporation ("OIS" or the "Company") sold all of its assets, including its intangible assets, to Guardian Industries Corp., a Delaware corporation ("Guardian") in accordance with the terms of an asset purchase agreement between the parties dated as of December 21, 1999 (the "Asset Purchase Agreement"). The Company received proceeds of approximately $40.2 million for the sale of its assets, approximately $30.5 million of which was used to extinguish all outstanding bank debt which was due and payable at December 31, 1999. The bank debt was collateralized by all of the Company's assets and the Company's banks were not willing to extend the maturity of the debt beyond December 31, 1999. A copy of the Asset Purchase Agreement is attached as Exhibit 2.1 to this report. Guardian, through its majority-owned subsidiary, GD Investments Corp., holds approximately 79.6% of the outstanding shares of the Company's common stock and all of the outstanding shares (91,137) of the Company's Series B cumulative preferred stock.

              The proceeds received pursuant to the Asset Purchase Agreement described above were allocated as follows: $0.1 million to accounts receivable; $0.7 million to inventory; $14.1 million to property and equipment; and $25.3 million to the Company's intellectual property assets (the "IP Assets"), which were independently appraised. The proceeds were used to repay approximately $29.8 million in outstanding bank debt, $0.7 million in accrued interest on outstanding bank debt and to repay Guardian approximately $10.1 million in advances previously made to the Company under a tax sharing agreement. The Company recognized a gain of approximately $16.4 million (net of tax expense of approximately $8.9 million) on the sale of the IP Assets. All other assets were sold for approximately book value, as adjusted under liquidation basis accounting. Had the Asset Purchase Agreement been consummated as of either June 30, 1999 or September 30, 1999, the dates of the Company's most recent year end and interim financial statements, respectively, the amounts disclosed above would not have been materially different. As a result of this transaction, the Company no longer has any operating assets. Pro forma financial statements reflecting the transaction will be filed by subsequent amendment to this report.

              Prior to the sale of all of its assets to Guardian, the Company was involved in negotiations with a world-wide liquid crystal display manufacturer regarding the sale and licensing of certain of the Company's IP Assets. However, when it became clear to the Company that the sale and licensing of those IP Assets to such third party might not be completed by December 31, 1999, the date upon which the Company's outstanding bank debt was due and payable, Guardian agreed to purchase the Company's assets, enabling the Company to pay its outstanding bank debt and certain other liabilities, and to complete on its own behalf the sale and licensing of such IP Assets to such third party on the same terms as were negotiated with the Company.

              The disposition of the Company's assets described in this report were effected in connection with a Plan of Liquidation and Dissolution (the "Plan of Liquidation"), pursuant to which all of the Company's assets are to be liquidated and the Company dissolved in accordance with the Delaware General Corporation Law. The Plan of Liquidation was approved by the Company's Board of Directors on November 11, 1998 and became effective upon the approval of the stockholders of the Company at the Company's annual meeting of stockholders on March 31, 1999.

              Pursuant to the Plan of Liquidation, the Company filed a certificate of dissolution with the Secretary of State of the State of Delaware (the "Certificate of Dissolution"), which was accepted by the Secretary of State of the State of Delaware on December 17, 1999. As a result,


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the Company's existence under Delaware law will continue only for the limited purpose of winding-up its affairs and discharging or making provisions for the discharge of its liabilities with creditors. Based on the proceeds received from the sale of all of its assets as described in this report and the amounts of the Company's outstanding liabilities, as previously announced in its filings, there will be no funds or assets available to make distributions to its preferred or common stockholders.

              As more fully described in its previous filings, on September 18, 1998, the Company ceased its manufacturing operation in accordance with a plant shut-down approved by its Board of Directors. Before it discontinued operations on September 18, 1998, the Company manufactured and sold active matrix liquid crystal displays, primarily to the commercial and military avionics markets.

              This report, including the press release attached hereto, contains statements that are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Among other things, they regard the Company's liquidity, financial condition, liquidation of assets and dissolution. Words or phrases denoting the anticipated results of future events, such as "anticipate," "believe," "estimate," "expects," "may," "not considered likely," "are expected to," "will continue," "project," and similar expressions that denote uncertainty are intended to identify such forward-looking statements. Additionally, from time to time, the Company or its representatives have made or may make oral or written forward-looking statements. Such forward-looking statements may be included in various filings made by the Company with the Securities and Exchange Commission, or in other press releases or oral statements made by or with the approval of an authorized executive officer of the Company. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, such forward-looking statements: (1) as a result of risks and uncertainties identified in the Company's publicly filed reports; (2) as a result of risks associated with its liquidation and dissolution; (3) as a result of factors over which the Company has no control; and/or (4) if the factors on which the Company's conclusions are based do not conform to the Company's expectations.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits

               Exhibit No.                                        Description
               -----------                                        -----------
                   2.1            Asset Purchase Agreement dated as of December 21, 1999 by and between
                                  OIS and Guardian.

                   2.2            OIS Plan of Liquidation and Dissolution (incorporated herein by reference to Exhibit A of the Company's definitive proxy statement on
                                  Schedule 14A filed with the Securities and Exchange Commission on March
                                  10, 1999).

                   99             OIS Press Release dated January 5, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       OIS OPTICAL IMAGING SYSTEMS, INC.


Date: January 5, 2000                  By: /s/ Charles C. Wilson
                                           -------------------------------------
                                           Charles C. Wilson
                                           President and Chief Financial Officer
                                           (Principal Financial and Accounting
                                           Officer)




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                               INDEX TO EXHIBITS

    Exhibit No.                              Description
    -----------                              -----------

        2.1 Asset Purchase Agreement dated as of December 21, 1999 by and between OIS and Guardian.

        99         OIS Press Release dated January 5, 2000.